As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4148514
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3475 East Foothill Boulevard, Pasadena, CA	9ll07
(Address of Principal Executive Offices)	(Zip Code)

TETRA TECH, INC.

AMENDED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Preston Hopson

Executive Vice President, Chief Legal and Human Capital Officer

TETRA TECH, INC.

3475 E. Foothill Boulevard, Pasadena, CA 91107

(Name and address of agent for service)

(626) 351-4664

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On September 11, 1996, Tetra Tech, Inc., a Delaware corporation (the “Company”), filed a Registration Statement ( File No. 333-11757) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,373,290 shares of its common stock (as adjusted for subsequent stock splits) which had been authorized and reserved for issuance under the Company’s Employee Stock Purchase Plan. The Company filed additional registration statements on January 17, 2008 and May 5, 2016 (File No. 333-148712 and File No. 333-211153, respectively) to register an additional 2,000,000 shares of its common stock (as adjusted for subsequent stock splits) and 1,000,000 (as adjusted for subsequent stock splits), respectively. The Company is filing this registration statement on Form S-8 (“Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 10,000,000 shares of its common stock related to the Company's Amended Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

(a)	Our Annual Report on Form 10-K for the year ended September 28, 2025 (filed with the Securities Exchange Commission (“SEC”) on November 20, 2025);

(b)	Our Quarterly Reports on Form 10-Q for the quarter ended December 28, 2025 (filed with the SEC on January 30, 2026), the quarter ended on March 29, 2026 (filed with the SEC on May 1, 2026), and the quarter ended June 28, 2026 (filed with the SEC on July 31, 2026);

(c)	Our Current Reports on Form 8-K filed with the SEC on October 7, 2025, November 12, 2025, December 22, 2025, January 6, 2026, January 28, 2026, February 20, 2026, March 26, 2026, April 29, 2026, and July 29, 2026 (to the extent filed and not furnished with the SEC); and

(d)	The description of the Registrant’s Common Stock, filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended September 28, 2025 (filed with the SEC on November 20, 2025), including any subsequent amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated February 26, 2009).

4.2	Amendment to the Restated Certificate of Incorporation of Tetra Tech, Inc., dated September 6, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 6, 2024).

4.3	Bylaws of the Company (amended and restated as of November 7, 2022) (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 10, 2022).

5.1	Opinion of Baker & McKenzie LLP.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.*

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (set forth on signature page).

99.1	Amended Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company's Proxy Statement on Schedule 14A filed with the SEC on January 9, 2026).

107	Filing Fee Table.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 5th day of August, 2026.

TETRA TECH, INC.

By:	/s/ ROGER R. ARGUS
Roger R. Argus
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger R. Argus and Preston Hopson, jointly and severally, his attorney-in-fact, each with the full power of substitution, for such person, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might do or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROGER R. ARGUS	Chief Executive Officer and President	August 5, 2026
Roger R. Argus	(Principal Executive Officer)

/s/ STEVEN M. BURDICK	Executive Vice President, Chief Financial Officer	August 5, 2026
Steven M. Burdick	(Principal Financial Officer)

/s/ BRIAN N. CARTER	Senior Vice President, Corporate Controller	August 5, 2026
Brian N. Carter	(Principal Accounting Officer)

/s/ DAN L. BATRACK	Director	August 5, 2026
Dan L. Batrack

/s/ GARY R. BIRKENBEUEL	Director	August 5, 2026
Gary R. Birkenbeuel

/s/ JEFFREY R. FEELER	Director	August 5, 2026
Jeffrey R. Feeler

/s/ PRASHANT GANDHI	Director	August 5, 2026
Prashant Gandhi

/s/ M. SUSAN HARDWICK	Director	August 5, 2026
M. Susan Hardwick

/s/ ERIC W. THORNBURG	Director	August 5, 2026
Eric W. Thornburg

/s/ KIRSTEN M. VOLPI	Director	August 5, 2026
Kirsten M. Volpi